UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York	10011

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On May 27, 2009, ‘mktg, inc.’ entered into an Agreement with Maritz LLC providing for a three year strategic alliance in the field of direct to consumer promotions effective June 1, 2009. Under the terms of the Agreement, Maritz will engage mktg as subcontractor, or otherwise cause mktg to be engaged directly by Maritz clients, for the production of direct-to-consumer events and the performance of related services on behalf of Maritz clients.

          Under the terms of the Agreement, Maritz will initially receive 50,000 shares of mktg Common Stock as consideration for subcontracting specific client projects to mktg, and will be issued up to an additional 550,000 shares of Common Stock as additional consideration if certain performance targets are achieved by mktg under the alliance. In addition, mktg agreed to hire 12 employees of Maritz, effective June 1, 2009, that were previously employed in Maritz’ consumer promotions division.

          The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Agreement which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 10.1      Agreement, dated as of May 27, 2009, between ‘mktg, inc.’ and Maritz LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009

‘mktg, inc.’

By:	/s/ Charles Horsey

Charles Horsey,
President

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Agreement, dated as of May 27, 2009, between ‘mktg, inc.’ and Maritz LLC.